Exhibit10.1

THIRD AMENDMENT TO LEASE DATED JULY 1, 2015

Nancy Ridge Technology Center, L.P., a California limited partnership (“Lessor”), and Cidara Therapeutics, Inc., a Delaware corporation, formerly known as K-2 Therapeutics, Inc., (“Lessee”), hereby amend the Lease dated June 9, 2014 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of January 6, 2015 and that certain Second Amendment to Lease dated as of February 15, 2015 (the “First Amendment” and “Second Amendment”; the Original Lease as so amended and as amended hereby, the “Lease"), for Suites #101 thru #103 at 6310 Nancy Ridge Drive, San Diego, CA 92121 (“Premises”) as follows effective July 1, 2015 (the “Expansion Date”):

1)

Premises: Commencing on the Expansion Date the Premises will be expanded to include all of Suites #104 and #105 at 6310 Nancy Ridge Drive (which are approximately 4,850 and 5,803 square feet respectively), thereby increasing the Premises to approximately 29,638 square feet and increasing Lessee’s Share to sixteen and ninety-four hundredths percent (16.94%).

2)	Expiration Date: The “Expiration Date” in the Lease is hereby revised and amended to December 31, 2018.

3)	Increase in Base Rent: Commencing on October 1, 2015 the Base Rent shall increase to $57,794.10 per month to reflect the expansion in Premises, subject to annual increases as provided in the Lease.

4)

HVAC:  At Lessor’s sole cost, Lessor has replaced units #15 and #16, and will replace units #13, #14, #CU 12 & #FC 12 when needed (Landlord will be responsible, at its own cost, for any repairs of these four HVAC units until replaced).

5)	Window Blinds: Lessor shall, at Lessor’s sole cost, install project standard window blinds on the exterior windows of Suite 105.

6)

Tenant Improvements:  Lessor approves the plans for improvements and alterations to the Premises attached hereto as Exhibit “A” (the “Approved Alterations Plan”) and hereby consents to the construction by or at the direction of Lessee, at Lessee’s sole cost, of the Approved Alterations Plan.  Lessor waives any right to require restoration of any work performed in accordance with the Approved Alterations Plan, whether or not at the expiration or earlier termination of the Lease; provided, however, Lessor retains its right to require restoration in accordance with the terms of the Lease with respect to the offices being removed at the rear of suite #103 to create rooms #309, #310 & #316 in the event that (i) Lessee vacates the Premises and surrenders possession thereof to Lessor on or prior to December 31, 2020 and (ii) a new tenant of Suite #103 taking possession after Lessee requires such restoration as part of its tenant incentives from Lessor.

7)

Confidentiality: The terms of the Lease are confidential.  No party to the Lease shall disclose any of the terms of the Lease to any other party, provided that Lessee may disclose such terms to Lessee's employees, directors, officers, agents and proposed transferees or may disclose such terms as required by any law, regulation or order applicable to Lessee or at the direction of any regulatory or other governmental agency with authority over Lessee.

8)	No Default: To each party's knowledge, neither party is currently in Default or Breach of any of the terms or conditions of the Lease.

9)

Authority to Execute: Each person executing this Third Amendment to Lease represents and warrants to all parties that he or she is duly authorized to execute and deliver this Third Amendment to Lease on behalf of that party.

Except to the extent expressly set forth herein, all other terms and conditions of the Lease shall remain in full force and effect.  All capitalized terms used herein but not defined herein shall have the meanings ascribed thereto in the Lease.

Lessor:	Nancy Ridge Technology Center, L.P., a California Limited Partnership
By:	Nancy Ridge Technology Center, LLC, a California Limited Liability Company, its General Partner

Loughridge\K-2 Therapeutics\First Amendment to Lease 12-30-14 V3

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By:	/s/ Chris Loughridge
Chris Loughridge, its Manager

Lessee:	Cidara Therapeutics, Inc., a Delaware corporation

By:	/s/ Kevin Forrest
Kevin Forrest, Chief Operating Officer

Loughridge\K-2 Therapeutics\First Amendment to Lease 12-30-14 V3

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EXHIBIT A

Approved Alterations

Loughridge\K-2 Therapeutics\First Amendment to Lease 12-30-14 V3

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